Exhibit 99.1

Identiv Reports Third Quarter 2021 Results

Total Revenue Increases 17% Year-Over-Year, Driven by 27% Sequential Growth in Identity

$2.9 million in Cash Flow from Operations, All Outstanding Debt Retired

FREMONT, Calif. — November 2, 2021 — Identiv, Inc. (NASDAQ: INVE), a global leader in digital security and identification, reported financial results for the third quarter ended September 30, 2021, demonstrating sustained growth in the broad adoption of RFID devices, and continued strong demand from the federal market.

Third Quarter and Subsequent Financial and Operational Highlights

•	Total revenue grew 21% quarter-over-quarter and 17% year-over-year to a record $29.1 million.

•	Identity grew 27% quarter-over-quarter and 21% year-over-year; Premises grew 13% quarter-over-quarter and 10% year-over-year.

•	Delivered positive operating cash flow of $2.9 million, an increase of $5.3 million compared to the prior quarter.

•	Generated GAAP net income of $2.5 million, an increase of $2.2 million compared to Q3 2020, EPS of $0.09 per diluted share, and non-GAAP adjusted EBITDA of $3.2 million.

•	Retired all remaining debt, ending the quarter, with $29.2 million in cash, providing sufficient resources to support future NFC growth.

•	Sequential improvement in GAAP and non-GAAP gross margins to 38% and 39%, respectively.

•	Exited the third quarter of 2021 with backlog for Q4 2021 of $11.7 million, up 18% year-over-year; total backlog for all future shipments was up 51% year-over-year.

•	Total new orders booked through the first three weeks of Q4 2021 was $7.5 million, up 46% over the same period in the prior year.

•	RFID units shipped increased 19% year-over-year, bringing the total units shipped year-to-date to approximately 120 million units.

•	Launched NFC Software Development Kit to high industry interest, providing tools and support to application developers to integrate NFC RFID into new use cases.

•	Secured an initial 20-million-unit frame order with a cannabis-related customer.

•	Intensive trade show presence including RFID Journal Live!, GSX, MJ Biz, ISC West, IoT World, and IFSEC.

•	On track to double RFID technical sales and business development team.

Third Quarter 2021 Financial Results

Revenue for the third quarter of 2021 was $29.1 million, an increase of 17% from $24.9 million in the third quarter of 2020.

Revenues in the Identity segment grew 21% year-over-year to $18.7 million from $15.4 million, primarily due to higher sales of RFID products. Revenues in the Premises segment grew 10% year-over-year to $10.4 million from $9.4 million.

GAAP gross margin was 38% in the third quarter of 2021, compared to 37% in the prior quarter and 40% in the third quarter of 2020.

GAAP operating expenses, including research and development, selling and marketing, and general and administrative were $9.1 million in the third quarter of 2021, compared to $8.9 million in the third quarter of 2020.

GAAP net income in the third quarter of 2021 was $2.5 million, or $0.09 per diluted share, compared to GAAP net income of $2.5 million, or $0.09 per diluted share, in the prior quarter and GAAP net income of $0.4 million, or $0.01 per basic and diluted share, in the third quarter of 2020.

Non-GAAP adjusted EBITDA in the third quarter of 2021 was $3.2 million, compared to $1.2 million in the prior quarter and $2.8 million in the third quarter of 2020.

Management Commentary

“In the third quarter of 2021, our growth momentum continued, positioning us for a strong finish to 2021 and an exciting 2022, especially within our Identity segment, driven primarily by RFID growth,” said Identiv CEO Steven Humphreys. “We grew total revenue by 17% and our Identity business grew by 21%. In Q3, we made progress solidifying our competitive position in RFID, which continues to be our long-term growth driver. This includes launching our NFC Software Development Kit to high industry interest, to support developers as they integrate NFC-based RFID into their apps. We expanded our world-class, global RFID team, and are on track to double headcount in technical sales and business development, adding some of the best talent in the industry. We expanded our growing list of RFID customers with new design wins and use cases, especially in health care and medical devices, while our transformational RFID projects progressed. Due to effective supply chain management, we were able to deliver on every customer order.

“Our Premises business performed well, highlighted by a 13% sequential increase in sales. Federal government sales continued to grow, with 16% sequential growth, part of a long-term growth trend in federal government security spending. Premises software, services and recurring revenues contributed over 22% of Premises revenues, while commercial sales accelerated across travel, retail banking and other verticals. With the emphasis on improved physical security in federal, state and local governments, and the trend towards consolidating security vendors, we expect strong demand for our complete line of Premises security products to continue.

“Fast operational execution enabled us to make great progress in Q3 in our key focus areas – growing our RFID business and strengthening our position as an industry leader, driving demand in the federal market, and increasing our revenue predictability. With a strong, debt-free balance sheet to support our NFC growth, we entered Q4 with a total backlog up 51% versus a year ago, and in the first three weeks of Q4 we’ve booked over $7.5 million in new orders, 46% higher than last year in the same period. With this momentum, we believe we’re on track to meet our growth guidance in 2021 and outlook for 2022. With our current visibility, and with several transformational projects in our pipeline, we’re confident that our business momentum will continue well into the future.”

Financial Outlook

Identiv provides guidance based on current market conditions and expectations. Momentum exiting the third quarter of 2021, combined with the strong backlog growth, gives management confidence in the Company’s growth expectations for fiscal year 2021 and 2022. Management is updating its guidance for fiscal year 2021 with expected revenues of $103 million to $105 million. Management is also providing initial guidance for fiscal year 2022 with expected revenues of $130 million to $135 million, reflecting year-over-year growth of 25% to 30%. RFID growth in fiscal year 2022 is expected to be between 40% to 50%, with Premises expected to grow between 20% to 25%.

Conference Call

Identiv management will hold a conference call today (November 2, 2021) at 5:00 p.m. ET (2:00 p.m. PT) to discuss third quarter 2021 financial results. A question-and-answer session will follow management’s presentation.

Toll-Free Number: +1 877.545.0523

International Number: +1 973.528.0016

Call ID: 666455

Webcast link: Register and Join

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at +1.949.574.3860.

The conference call will be broadcast simultaneously and available for replay here.

The replay of the call will be available after 8 PM ET on the same day through November 16, 2021 under +1 877.481.4010 (Toll-Free Replay Number) and +1 919.882.2331 (International Replay Number) with Replay ID: 43245.

About Identiv

Identiv, Inc. is a global leader in digitally securing the physical world. Identiv’s platform encompasses RFID and NFC, cybersecurity, and the full spectrum of physical access, video, and audio security. Identiv is a publicly traded company, and its common stock is listed on the NASDAQ Stock Market LLC in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA, non-GAAP gross profit and gross profit margin, and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operational performance. Identiv believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP adjusted EBITDA discussed above excludes items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes provision for income taxes, interest expense, gain on sale of investment, foreign currency (gains) losses, stock-based compensation, amortization and depreciation, decrease in fair value of earnout liability, acquisition related transaction costs, restructuring and severance, and gain on forgiveness of Paycheck Protection Program note. Non-GAAP gross margin excludes stock-based compensation and amortization and depreciation. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, decrease in fair value of earnout liability, acquisition related transaction costs, and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including statements regarding the Company’s expectations regarding future operating and financial outlook and performance, including statements regarding 2021 and 2022 guidance and the Company’s ability to meet such guidance, the Company’s expectations regarding potential upside in its future financial results, the Company’s beliefs regarding its ability to achieve its business and strategic objectives and growth expectations and expected benefits thereof, the drivers of momentum in its business, the Company’s beliefs regarding customer demand, customer production and design wins and the associated benefits, the Company’s beliefs regarding its ability to execute on its business strategy and the potential benefits thereof, the Company’s beliefs regarding its competitive position, the Company’s beliefs regarding future headcount, and the Company’s beliefs regarding backlog and future orders is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, its ability to capitalize on trends in its business, the level and timing of customer orders, the success of its products and partnerships, industry trends and seasonality, the impact of COVID-19, the effects of shortages of semiconductors and other supply chain issues, and factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover and Sophie Pearson

Gateway Investor Relations

+1 949.574.3860

IR@identiv.com

Media Contact:

press@identiv.com

Identiv, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Net revenue	$29,097	$23,993	$24,859	$75,252	$62,084
Cost of revenue	17,979	15,153	14,974	47,602	36,987

Gross profit	11,118	8,840	9,885	27,650	25,097

Operating expenses:
Research and development	2,088	2,131	2,380	6,556	7,398
Selling and marketing	4,471	4,147	4,245	12,682	12,978
General and administrative	2,400	2,595	2,118	7,120	6,460
Decrease in fair value of earnout liability	—	—	—	—	(261)
Restructuring and severance	99	274	163	761	1,645

Total operating expenses	9,058	9,147	8,906	27,119	28,220

Income (loss) from operations	2,060	(307)	979	531	(3,123)
Non-operating income (expense):
Interest expense, net	(62)	(144)	(407)	(451)	(1,066)
Gain on forgiveness of Paycheck Protection Program note	—	2,946	—	2,946	—
Gain on sale of investment	611	—	—	611	—
Foreign currency losses, net	(48)	—	(175)	(2)	(119)

Income (loss) before income tax provision	2,561	2,495	397	3,635	(4,308)
Income tax provision	(21)	(29)	(8)	(94)	(99)

Net income (loss)	2,540	2,466	389	3,541	(4,407)
Cumulative dividends on Series B preferred stock	(289)	(286)	(275)	(859)	(818)

Net income (loss) attributable to common stockholders	$2,251	$2,180	$114	$2,682	$(5,225)

Net income (loss) per share:
Basic	$0.10	$0.10	$0.01	$0.13	$(0.29)
Diluted	$0.09	$0.09	$0.01	$0.12	$(0.29)
Weighted average shares used in computing net income (loss) per common share:
Basic	22,448	21,908	18,144	20,948	17,868
Diluted	29,330	28,751	18,650	21,861	17,868

Identiv, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$29,218	$36,370	$11,518	$11,409
Accounts receivable, net of allowances	19,263	17,746	18,911	18,927
Inventories	21,617	21,894	19,308	20,296
Prepaid expenses and other assets	4,107	4,676	3,065	2,813

Total current assets	74,205	80,686	52,802	53,445
Property and equipment, net	4,131	4,101	3,768	2,827
Operating lease right-of-use assets	2,370	2,683	2,974	3,405
Intangible assets, net	6,725	7,036	7,299	7,563
Goodwill	10,268	10,299	10,281	10,266
Other assets	1,113	1,094	1,142	1,171

Total assets	$98,812	$105,899	$78,266	$78,677

LIABILITIES AND STOCKHOLDERS´ EQUITY
Current liabilities:
Accounts payable	$9,311	$8,635	$10,217	$10,964
Contractual payment obligation	269	531	788	1,040
Financial liabilities	—	9,853	22,334	20,084
Operating lease liabilities	1,285	1,265	1,243	1,279
Deferred revenue	2,343	2,340	1,634	1,981
Accrued compensation and related benefits	3,162	2,943	2,858	2,985
Other accrued expenses and liabilities	4,473	4,537	3,643	3,240

Total current liabilities	20,843	30,104	42,717	41,573
Long-term operating lease liabilities	1,214	1,556	1,875	2,272
Long-term deferred revenue	266	281	331	385
Other long-term liabilities	237	268	363	258

Total liabilities	22,560	32,209	45,286	44,488

Total stockholders´ equity	76,252	73,690	32,980	34,189

Total liabilities and stockholders´equity	$98,812	$105,899	$78,266	$78,677

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP gross profit	$11,118	$8,840	$9,885	$27,650	$25,097

Reconciling items included in GAAP gross profit:
Stock-based compensation	49	48	45	130	127
Amortization and depreciation	259	254	318	740	906

Total reconciling items included in GAAP gross profit	308	302	363	870	1,033

Non-GAAP gross profit	$11,426	$9,142	$10,248	$28,520	$26,130

Non-GAAP gross profit margin	39%	38%	41%	38%	42%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$9,058	$9,147	$8,906	$27,119	$28,220

Reconciling items included in GAAP operating expenses:
Stock-based compensation	(523)	(649)	(746)	(1,897)	(2,055)
Amortization and depreciation	(243)	(238)	(502)	(720)	(1,564)
Decrease in fair value of earnout liability	—	—	—	—	261
Acquisition related transaction costs	—	—	(31)	—	(35)
Restructuring and severance	(99)	(274)	(163)	(761)	(1,645)

Total reconciling items included in GAAP operating expenses	(865)	(1,161)	(1,442)	(3,378)	(5,038)

Non-GAAP operating expenses	$8,193	$7,986	$7,464	$23,741	$23,182

Reconciliation of GAAP net income (loss) to non-GAAP adjusted EBITDA
GAAP net income (loss)	$2,540	$2,466	$389	$3,541	$(4,407)

Reconciling items included in GAAP net income (loss):
Income tax provision	21	29	8	94	99
Interest expense, net	62	144	407	451	1,066
Gain on forgiveness of Paycheck Protection Program note	—	(2,946)	—	(2,946)	—
Gain on sale of investment	(611)	—	—	(611)	—
Foreign currency losses, net	48	—	175	2	119
Stock-based compensation	572	697	791	2,027	2,182
Amortization and depreciation	502	492	820	1,460	2,470
Decrease in fair value of earnout liability	—	—	—	—	(261)
Acquisition related transaction costs	—	—	31	—	35
Restructuring and severance	99	274	163	761	1,645

Total reconciling items included in GAAP net income (loss)	693	(1,310)	2,395	1,238	7,355

Non-GAAP adjusted EBITDA	$3,233	$1,156	$2,784	$4,779	$2,948

Reconciliation of GAAP net cash used in operating activities to non-GAAP free cash flow
GAAP net cash provided by (used in) operating activities	$2,867	$(2,451)	$(1,055)	$5	$(5,325)
Capital expenditures	(251)	(541)	(314)	(1,923)	(928)

Non-GAAP free cash flow	$2,616	$(2,992)	$(1,369)	$(1,918)	$(6,253)